EXHIBIT 10.2
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                              HAROLD'S STORES, INC.

                             STOCK OPTION AGREEMENT

         This Agreement is made and entered into effective October 6, 2006 ("EFFECTIVE DATE") by and between Harold's Stores, Inc., an Oklahoma corporation ("Company"), and Ronald Staffieri, an employee of Company ("EMPLOYEE").

                                   WITNESSETH:
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         WHEREAS, Company desires to grant Employee an option to purchase shares of its Common Stock, par value $0.01 per share ("COMMON STOCK"), as hereinafter provided, which option will be granted outside of the 2002 Performance and Equity Incentive Plan (the "Plan"), but will be subject to the terms of the Plan as if granted thereunder except as otherwise specifically provided herein.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties agree as follows:

         1. Grant of Option. Subject to the terms contained herein, Company hereby grants to Employee as of the date set forth above, the right and option, herein called the "Option," to purchase all or any part of an aggregate of One Million Nine Hundred Sixty Five One Hundred Sixty Five (1,965,165) shares of the Common Stock. The right to purchase the underlying shares shall constitute a Non-Qualified Stock Option, as defined in the Plan.

         2. Purchase Price. The purchase price of the shares of Common Stock covered by the Option shall be $0.435 per share, subject to adjustment as provided in the Plan.

         3. Term of Option. The Option shall become vested and exercisable immediately upon grant as to twenty percent (20%) (393,033) of the total number of shares subject to the Option and shall become vested and exercisable as to additional increments of twenty percent (20%) (393,033) of the total number of shares subject to the Option on the day immediately preceding each of the first, second, third, and fourth anniversaries of the Effective Date. The option may be exercised as to the aggregate number of shares then vested and exercisable, subject to the terms of this Agreement and the Plan, at any time and from time to time until ten (10) years after the Effective Date, or for such other period set forth in Paragraph 5 hereof. Except as provided in Paragraph 5, the Option may not be exercised at any time unless Employee shall have been in the continuous employ of Company or any subsidiary of the Company from the Effective Date through the date of the exercise of the Option.

         4. Non-transferability. The Option shall not be assignable or transferable by Employee, except by will or by the laws of descent and distribution. During the life of Employee, the Option shall be exercisable only by him or her.
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         5.    Termination of Employment. In the event of termination of
employment of Employee for any reason, the portion of the Option that is vested and exercisable at the time of termination of employment shall be exercisable by Employee or his or her legal representative within three (3) months after the date of termination of employment (within twelve (12) months after termination in the case of termination due to disability, as determined by the Board of Directors of the Company or the Compensation Committee of the Board of Directors (the "COMMITTEE"), or death). However, if Employee terminates his or her employment for "Good Reason" or if the Employee's employment is terminated by the Company (other than for "Cause") after Employee has given notice to the Company of termination for "Good Reason" (as such terms are defined in Employee's Employment Agreement dated October 6, 2006 with the Company) then, to the extent that the Option has not already become fully vested and exercisable, one third (1/3) of the shares subject to the Option that had not vested prior to termination of employment shall become fully vested and exercisable and may be exercisable as provided in the first sentence of this Paragraph 5. In addition, the Company by action of the Committee may in its sole discretion approve acceleration of any then unvested installments of the Option. In no event, may the Option be exercised more than ten (10) years after the Effective Date hereof.

         6. Reorganizations and Recapitalizations of Company. Subject to the other provisions of this Agreement, the existence of the Option granted hereunder shall not affect or restrict in any way the right or power of Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Company's capital structure of its business or any merger or consolidation of Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, any issue of shares of Common Stock or shares of any other class of capital stock or warrants or rights to acquire such shares, or the dissolution or liquidation of Company, or any sale or transfer of all or any part of its assets or business, or any corporate act or proceeding, whether of a similar character or otherwise.

         7. Change In Control. Anything herein to the contrary notwithstanding, to the extent not already vested and exercisable, the Option shall become fully vested and exercisable immediately prior to the occurrence of a Change in Control (as defined below); provided that if an earlier date is fixed as the record date for the ownership of stock of the Company eligible to participate in the Change in Control, the Option shall become fully vested and exercisable in time to enable Employee to become an eligible stockholder on such record date with respect to the shares subject to the Option. For purposes of this Agreement, the term "CHANGE IN CONTROL" shall mean (i) the date any entity or person, including a group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of, or shall have obtained voting control over more than 50% of the outstanding common stock of the Company; or (ii) the effective date of (a) any merger, consolidation or other reorganization of the Company with another corporation in which the Company is not the continuing or surviving corporation or pursuant to which any common shares of the Company would be converted into cash, securities or other property of another corporation, other than a merger, consolidation or reorganization of the Company in which holders of Company common stock immediately prior to the merger, consolidation or reorganization have more than 50% of the outstanding common stock of the

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surviving corporation immediately after the transaction, or (b) any sale or other disposition of substantially all of the assets of the Company to any person other than a person whose outstanding common stock is more than 50% owned by persons who were holders of outstanding Company common stock immediately before such sale or disposition. PROVIDED, the exercise of any options, warrants or conversion rights currently outstanding by holders of the Company's outstanding preferred stock or convertible debt or warrants (the "INVESTOR GROUP") shall not constitute a Change in Control for purposes of this Agreement; PROVIDED, FURTHER, the following circumstances shall not be deemed to constitute a Change in Control: (i) any dilution of the stock ownership or voting rights of the Investor Group as long as the Investor Group (or one or more of its existing members as of the date of this Agreement) owns in the aggregate at least thirty percent (30%) of the common stock and preferred stock on an as converted basis; or (ii) the transfer by Ronald de Waal of his interest in the Investor Group to any entity or group of entities in which de Waal, directly or indirectly, has a controlling interest..

         8. Method of Exercising Option. The Option may be exercised, in whole or in part, by written notification to Company. The written notice of election to exercise shall be accompanied by cash or a certified or cashier's check for the aggregate purchase price of the number of shares being purchased, or upon exercise of the Option, Employee may, with approval of the Committee, pay for the shares: (i) by tendering Common Stock of Company already owned by Employee with such Common Stock to be valued based on the shares tendered at the Fair Market Value (as defined below) determined on the date the Option is exercised; or (ii)surrendering a portion of the Option with such surrendered Option to be valued based on the difference between the Fair Market Value of the shares underlying the surrendered Option on the date of exercise and the aggregate option purchase price of the shares underlying the surrendered Option ("SURRENDER VALUE"); or (iii) with a combination of cash, Common Stock and surrender of a portion of the Option. The Committee may also permit Employee to simultaneously exercise the Option and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advanced by the Committee, and use the proceeds from such sale as payment of the purchase price of the shares being acquired upon exercise of the Option.

               The Company may require as a condition to the issuance of any shares of Common Stock upon exercise of the Option that Employee remit an amount sufficient, in the Company's opinion, to satisfy all applicable FICA, federal, state or other withholding tax requirements related to the exercise of the Option. If approved by the Committee, Employee may satisfy such obligation in whole or in part by surrendering a portion of the Option covering shares having a Surrender Value equal to the amount of such requirement.

         9. Rights as a Shareholder. Employee shall have no rights as a shareholder with respect to any shares covered by the Option until the date of issuance of a stock certificate to him or her for such shares.


         10. Subsidiary. As used herein, the term "subsidiary" shall mean any present or future corporation in which Company has a proprietary interest (but only if Company owns, directly or indirectly, stock possessing at least fifty percent (50%) of the total combined voting power of all

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classes of stock in such corporation), as the Board of Directors of Company shall determine from time to time.

         11. Fair Market Value. "Fair Market Value" means, if the shares of Common Stock are traded on a national securities exchange, the closing price of the shares on such national securities exchange on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded. If the principal market for the shares is the over-the-counter market, including the OTC Bulletin Board or the Pink Sheets, Fair Market Value means the mean between the closing "bid" and "asked" price of the shares in the over-the-counter market on the date on which such value is to be determined or, if such bid and asked price is not available, the last sales price on such day, or on the next preceding day on which the shares were traded. If at any time shares of Common Stock are not traded on an exchange or in the over-the-counter market, Fair Market Value shall be the value determined by the Committee, taking into consideration those factors affecting or reflecting value which they deem appropriate.

         12. Option Plan. This Option is not being granted pursuant to the Plan, because the Plan does not have sufficient shares available for such grant. However, the terms of the Option and the rights and responsibilities of the parties hereto shall be governed by the Plan as if it applied to the Option to the extent not expressly set forth herein.

         IN WITNESS WHEREOF the parties hereto have executed this Stock Option Agreement effective as of the day and year first above written.


                                       COMPANY:

                                       HAROLD'S STORES, INC.

                                       By: /s/ Jodi L. Taylor
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                                                Jodi L. Taylor

                                       EMPLOYEE:

                                       /s/ Ronald Staffieri
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                                       Ronald Staffieri







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